EXHIBIT 99.1

DEX MEDIA ANNOUNCES
NEW BOARD MEMBER MICHAEL P. CONNORS

DENVER, May 23, 2005 — Dex Media, Inc. (NYSE: DEX) today announced the appointment of Michael P. Connors, 49, to the Dex Media Board of Directors. Most recently, Mr. Connors served as Chairman and CEO of VNU Media Measurement and Information. VNU is the world’s largest marketing information company.

“We are pleased to add such a highly respected leader in marketing information and media research to our Board of Directors,” said Tony de Nicola, co-chairman of Dex Media. “Dex Media will benefit from Mike’s perspective and experience, which includes global Yellow Pages leadership at VNU.”

Mr. Connors created VNU Media Measurement and Information in 2001 by combining VNU’s media information, Internet and entertainment businesses, including Nielsen Media Research, Nielsen Entertainment and NetRatings. In addition to heading this unit, Mr. Connors served as chairman of VNU World Directories, which included VNU’s Yellow Pages and directory businesses operating in seven countries. Mr. Connors also served as a member of the VNU Executive Board.

Prior to joining VNU, Mr. Connors was Vice Chairman of ACNielsen where he led the turnaround of ACNielsen into a profitable growth company. After the acquisition of ACNielsen by VNU in 2001, Mr. Connors played a central role in the successful integration of ACNielsen. Prior to that, as Senior Vice President of Dun and Bradstreet Corporation, Mr. Connors assisted in the breakup of Dun and Bradstreet into three separate, publicly traded companies, including ACNielsen.

Connors said, “I am especially pleased to join the Dex Media Board. Dex has proven itself to be an innovative competitor and Internet leader, and I look forward to working with the Board and with Dex’s excellent management team to build on that record.”

Mr. Connors holds a B.S. in Business Administration from the University of Kansas and an M.A. in Human Resource Management from Central Michigan University. He presently serves on the boards of Eastman Chemical, NetRatings and AGB Nielsen Media Research, a joint venture between VNU and WPP.

About Dex Media, Inc.

Dex Media, Inc., is the exclusive publisher of the official White and Yellow Pages for Qwest Communications International Inc. In 2004, the company published 44.5 million copies of 269 directories in Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. In addition to connecting advertisers and consumers through its print and CD-ROM directories, Dex Media provides fully searchable advertising on DexOnline.comTM, the most used Internet Yellow Pages in Dex Media’s 14-state region, according to market research firm comScore.

In 2004, Dex Media generated revenue of approximately $1.65 billion, excluding the effects of purchase accounting related to the acquisition of Dex Media West LLC.

Safe Harbor for Forward-Looking and Cautionary Statements

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements.

The following factors, among others, could affect future results: continuing weakness in the U.S. economy; increased competitive pressure from other directory publishers or media companies; changes in interest rates or a reduction in Dex Media’s cash flow that could impair Dex Media’s ability to service its debt obligations; Dex Media’s high level of indebtedness; and risks related to the start-up of new print or Internet directories and media services.

Other factors that could materially affect actual results can be found in Dex Media’s filings with the Securities and Exchange Commission. Many of these factors are beyond the company’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this press release. Dex Media undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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